Exhibit 10.7

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Third Amendment”), dated effective as of October 30, 2008, is entered into by and among BANK OF AMERICA, N.A., a national banking association, as Administrative Agent for itself and on behalf of the Lenders (herein so called) now or hereafter made a party to the Credit Agreement referenced below (in such capacity, “Administrative Agent”), BEHRINGER HARVARD SHORT-TERM OPPORTUNITY FUND I LP, a Texas limited partnership (“Borrower”), and BEHRINGER HARVARD 250/290 CARPENTER LP, a Texas limited partnership (“Subsidiary Guarantor”), who agree as follows:

BACKGROUND

A.            Borrower, Subsidiary Guarantor, and Administrative Agent have executed that certain Credit Agreement dated as of September 1, 2005, as amended by the First Amendment to Credit Agreement (the “First Amendment”) dated as of June 30, 2006  and further amended by the Second Amendment to Credit Agreement (the “Second Amendment”) dated as of August 30, 2008 (as so amended, the “Credit Agreement”).  Pursuant to the terms of the Credit Agreement, Borrower has executed and delivered to Bank of America, N.A., as a Lender, a certain Promissory Note dated September 1, 2005, in the original principal amount of $11,250,000.00, made payable to the order of Bank of America, N.A. (as amended by the First Amendment and the Second Amendment, the “Note”).

B.            Subsidiary Guarantor also executed and delivered to Administrative Agent that certain Guaranty Agreement dated as of September 1, 2005 (as amended by the First Amendment and Second Amendment, the “Guaranty”).  The obligations of Subsidiary Guarantor arising under the Guaranty are secured by, among other things, that certain Deed of Trust, Assignment of Rents and Leases, Security Agreement, Fixture Filing and Financing Statement dated September 1, 2005, executed by Borrower for the benefit of Administrative Agent, on behalf of the Lenders, recorded as Instrument No. 2005-174 01724 in the Real Property Records of Dallas County, Texas (as amended, the “Deed of Trust”).

C.            The Credit Agreement, the Note, the Guaranty, the Deed of Trust, and all other documents or instruments executed in connection therewith are hereinafter referred to, collectively, as the “Loan Documents”.  All capitalized terms herein shall have the meanings set forth in the Credit Agreement, unless otherwise defined herein.

D.            The maturity date of the Loan is October 30, 2008 and  Borrower and Subsidiary Guarantor have requested that Administrative Agent and the Lenders agree to extend the maturity date of the Loan for a period of ten (10) months.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower, Administrative Agent and Subsidiary Guarantor covenant and agree as follows:

THIRD AMENDMENT TO CREDIT AGREEMENT

1.             EXTENSION OF MATURITY DATE.  Hereinafter, the term “Maturity Date” and all other references to the maturity date of the Loan, in the Note and the other Loan Documents shall mean August 30, 2009.  The unpaid principal balance of the Loan, together with all accrued but unpaid interest thereon, shall be due and payable on the Maturity Date, as extended hereby. Borrower hereby renews, but does not extinguish, the Note and the liens, security interests and assignments created and evidenced by the Deed of Trust and the other Loan Documents, and all of the Loan Documents are hereby renewed and modified by extending the maturity date thereof as set forth above.  The extension evidenced by this Agreement shall constitute the exercise of Borrower’s extension option pursuant to Section 1.5 of the Credit Agreement, notwithstanding that the terms of such extension option have not been satisfied.  Borrower and Administrative Agent hereby acknowledge that, from and after the date of this Agreement, Borrower shall have no further right or option to extend the Maturity Date.

2.             FEES AND EXPENSES.  Simultaneously with the execution of this Agreement, Borrower shall (i) pay to Administrative Agent all costs and expenses incurred by Administrative Agent in respect of the preparation and recordation of this Agreement; and (ii) pay to Administrative Agent, for the ratable benefit of the Lenders, the sum of $70,312.50 (the “Extension Fee”), representing the extension fee payable by Borrower to the Lenders in connection with the extension of the Maturity Date of the Loan.  Borrower acknowledges and agrees that the Extension Fee is a bona fide fee and is intended as reasonable compensation to the Lenders for agreeing to extend the Maturity Date of the Loan.

3.             AMENDMENTS TO CREDIT AGREEMENT.

3.1           Definitions. Except with respect to terms that are defined in this Amendment or terms used in the Credit Agreement that are redefined in this Amendment, capitalized terms used in this Amendment shall have the meaning given such terms in the Credit Agreement. Commencing on the date of this Amendment, (i) the terms “Cash,” “Cash Equivalents,” and “Tangible Net Worth” are hereby deleted from the Credit Agreement, and (ii) the following capitalized terms shall have the meaning set forth below when used in the Credit Agreement, and to the extent such capitalized terms are also defined in the Credit Agreement, such definitions are amended by this Amendment:

“Assets” means, with respect to any Person and without duplication, (1) all real property, together with all buildings and improvements located on such real property, owned in whole or in part by such Person, (2) all fixtures, personal property and equipment owned by such Person, and (3) all Liquid Assets of such Person; provided, however, that (i) the value of real property wholly owned by such Person shall be determined based upon the fair value of such real property, as set forth in a Current Appraisal of such real property, (ii) the value of real property owned, in part, by such Person shall be determined based upon the fair value of such real property, as set forth in a Current Appraisal of such real property, multiplied by such Person’s partial ownership interest (expressed as a percentage of the total ownership interests in such real property), and (iii) the value of Equity Investments in another Person shall be the fair value of such Equity Investment (based upon a Current Appraisal of such Equity Investment or,

THIRD AMENDMENT TO CREDIT AGREEMENT

alternatively, if no Current Appraisal of such Equity Investment is available, then based upon the fair value, without duplication and as set forth in a Current Appraisal, of all real property owned indirectly through such Equity Investment, multiplied by such Person’s percentage ownership interest (expressed as a percentage of the Equity Interests owned in such other Person to the total Equity Interests issued by such other Person). Borrower covenants and agrees with Administrative Agent that, for purposes of determining the value of the real property Assets of Borrower, Borrower shall obtain and deliver to Administrative Agent Current Appraisals with respect to all real property owned by Borrower, directly or indirectly and in whole or in part, once every twelve (12) months; provided, however, that if as of any Test Date, Borrower has failed to deliver to Administrative Agent a Current Appraisal for any such real property, then the value of such real property shall be determined by Administrative Agent in its sole discretion based upon Administrative Agent’s assessment of relevant information readily available to Administrative Agent regarding such real property.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Base Rate” means, on any day, a simple rate per annum equal to the LIBOR Daily Rate.

“Base Rate Principal” means LIBOR Daily Rate Principal.

“BBA LIBOR Daily Rate” means a fluctuating rate of interest per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Administrative Agent from time to time) as determined for each Business Day at approximately 11:00 a.m. London time, two (2) Business Days prior to the date in question, for U.S. dollar deposits (for delivery on the first day of such interest period) with a one month term, as adjusted from time to time in Administrative Agent’s sole discretion for reserve requirements, deposit insurance assessment rates and other regulatory costs.  If such rate is not available at such time for any reason, then the rate will be determined by such alternate method as reasonably selected by Administrative Agent.

“Current Appraisal” means, as to any real property or Equity Investment owned by a Person, an “as is” appraisal (or update to a prior “as is” appraisal) of such real property or Equity Investment, as applicable, prepared by CB Richard

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Ellis, Integra Realty Resources, Inc., Cushman & Wakefield Inc., or any other nationally recognized appraisal firm acceptable to Administrative Agent, in form and content reasonably satisfactory to Administrative Agent, and bearing a date no more than twelve (12) months prior to the applicable Test Date.

“Equity Interests” means, with respect to any Person and without duplication, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, and (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees any Liabilities of such other Person.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Guarantee” means, as to any Person and without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Liabilities or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Liabilities or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Liabilities or other obligation of the payment or performance of such Liabilities or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the

THIRD AMENDMENT TO CREDIT AGREEMENT

primary obligor so as to enable the primary obligor to pay such Liabilities or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Liabilities or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Liabilities or other obligation of any other Person, whether or not such Liabilities or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Liabilities to obtain any such Lien).  The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Liabilities” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements, repurchase agreements or other similar instruments;

(b)           all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c)           net obligations of such Person under any Swap Transaction;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business [and, in each case, not past due for more than 60 days]);

(e)           all indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned (directly or indirectly or in whole or in part) or being purchased by such Person (in the nature of indebtedness arising under conditional sales or other title retention agreements and indebtedness secured by a Lien on such property), whether or not such Person is personally liable for the repayment of such indebtedness or such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            capital leases and Synthetic Lease Obligations;

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(g)           all refundable advances, deposits or similar funds representing advance payment  to such Person for good or services not yet rendered;

(h)           all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(i)            all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, (1) the Liabilities of any Person shall include the Liabilities of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Liabilities are expressly made non-recourse to such Person, (2) the amount of any net obligation under any Swap Transaction on any date shall be deemed to be the Swap Termination Value thereof as of such date, (3) the amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date, (4) the term “Liabilities” shall exclude the Permitted Subordinated Debt, and (5) the Liabilities for indebtedness of such Person pursuant to clause (e) above shall, as to indebtedness secured by a Lien on real property owned, in part, by such Person, be determined based upon the unpaid amount of such indebtedness multiplied by such Person’s partial ownership interest (expressed as a percentage of the total ownership interests in such real property).

“LIBOR Daily Rate” means a simple rate per annum equal to the sum of the BBA LIBOR Daily Rate plus 3.50%.

“LIBOR Rate Principal” means any portion of the Loan which bears interest at a rate determined by reference to the LIBOR Daily Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Liquid Assets” means the sum of the total assets of Borrower that are cash, cash equivalents, accounts and other highly liquid investments that are not pledged, hypothecated, subject to rights of offset (other than pursuant to

THIRD AMENDMENT TO CREDIT AGREEMENT

customary banker’s liens with respect to deposit or similar accounts not maintained for the purpose of providing security) or otherwise restricted.

“Net Worth” shall mean the excess of total assets over total liabilities (contingent or otherwise, including without limitation, declared and unpaid distributions to partners of Borrower) determined in accordance with GAAP (without giving effect to FASB 133 or any liability pursuant to a hedging arrangement which is entered into to reduce or eliminate or otherwise protect against the risk of fluctuations in prices or rates, including interest rates, foreign exchange rates, commodity prices and securities prices).

“Permitted Subordinated Debt” means unsecured indebtedness for borrowed money owing by Borrower to Behringer Harvard Holdings LLC.  Borrower hereby covenants and agrees with Administrative Agent and the Lenders that Borrower shall not incur any indebtedness for borrowed money from any Affiliate unless such indebtedness (i) is subordinate, by its terms, or caused to be made subordinate by agreement approved by Administrative Agent, to the payment in full of the Loan, and (ii) is not due and payable, in whole or in part, prior to the maturity date of the Loan.

“Swap Termination Value” means, in respect of any one or more Swap Transactions, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Transactions, (a) for any date on or after the date such Swap Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Transactions, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Transactions (subject to the reasonable approval of Administrative Agent).

“Swap Transaction” means, with respect to any Person, any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swap option currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into by such Person, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, relating to or governing any or all of the foregoing.

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“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Test Date” shall mean, the last date of each calendar quarter (i.e., every December 31st, March 31st, June 30th and September 30th) during the term of the Loan.

3.2           INTEREST RATE. Notwithstanding the provisions in the Credit Agreement or other Loan Documents to the contrary, Borrower will no longer have the option to request or require that the Loan accrue interest with respect to the Base Rate or LIBOR Rate. All references in the Loan Agreement to the terms “Base Rate” shall mean and refer to the “LIBOR Daily Rate” as defined herein.  If for any reason on the date for determining the LIBOR Daily Rate, Administrative Agent shall determine that any of the circumstances or events described in Sections 1.7.4 and 1.7.5 of the Credit Agreement exist, then Administrative Agent shall promptly give to Borrower telephonic notice (confirmed as soon as practicable in writing) of such events or circumstances.  After receipt of such notice and during the existence of such events or circumstances, the interest rate applicable to the outstanding principal balance of the Loan shall be determined based upon an alternate index selected by Administrative Agent, in its sole discretion, reasonably comparable to that of the BBA LIBOR Daily Rate, intended to generate a return substantially the same as the LIBOR Daily Rate (based upon the most recently reported or ascertainable BBA LIBOR Daily Rate as determined by Administrative Agent).

3.3           NO FURTHER ADVANCES OR LETTERS OF CREDIT; NO REVOLVING FEATURE.  Notwithstanding the provisions of the Credit Agreement, (i) no further Advances of the Loan will be made by Lenders and no LCs will be issued by Issuing Bank after the date of this Third Amendment, and (ii) amounts borrowed and repaid by Borrower may not be reborrowed by Borrower.

3.4           LC FEE.  Section 1.10(j) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(j)            LC Fee.   Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a LC fee for such LC equal to the greater of (i) 3.50% per annum times the daily maximum amount available to be drawn under the LC, or (ii) $500.  Such fee shall be due and payable, quarterly, in advance, commencing on the date the LC is issued by Issuing Bank and on the same day of each third calendar month thereafter until the LC expiration date.

THIRD AMENDMENT TO CREDIT AGREEMENT

3.5           QUARTERLY PRINCIPAL PAYMENTS.  Section 1.12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

1.12         Payment Schedule and Maturity Date.  The entire principal balance of the Loan then unpaid and all accrued interest then unpaid shall be due and payable in full on the Maturity Date.  Accrued unpaid interest shall be due and payable on the first (1st) day of the first (1st) calendar month after the Closing Date and on the same day of each succeeding calendar month thereafter until all principal and accrued interest owing on the Loan shall have been fully paid and satisfied.  Borrower agrees that on November 17, 2008, and on each of February 1, 2009, May 1, 2009 and August 1, 2009 thereafter, Borrower will pay to Administrative Agent, for the ratable benefit of the Lenders, a principal payment in the amount of $400,000.

3.6           FINANCIAL COVENANTS.  Section 2.16 of the Credit Agreement is hereby amended and restated in its entirety as follows:

2.16         Financial Covenants.  Borrower hereby covenants and agrees with Administrative Agent and the other Lenders as follows:

(a)           Minimum Net Worth.   As of each Test Date during the term of the Loan, Borrower shall have a Net Worth of not less than $30,000,000; and

(b)           Minimum Liquidity.  As of each Test Date during the term of the Loan, Borrower shall have Liquid Assets at least equal to $3,000,000; and

(c)           Liabilities/Assets.  As of each Test Date during the term of the Loan, the ratio (expressed as a percentage) of all Liabilities of Borrower to all Assets of Borrower shall not be greater than seventy-five percent (75%).

4.             WAIVER AND AGREEMENT.  To the extent that Borrower failed to satisfy the financial covenants in Section 2.16 of the Credit Agreement for the calendar quarters ending on September 30, 2008 and December 31, 2008, Administrative Agent, on behalf of the Lenders, hereby waives compliance by Guarantor of such financial covenants for such calendar quarters.  For purposes of determining the value of Borrower’s Assets, Borrower will obtain, within 90 days after the date of this Agreement, Current Appraisals (as defined above) for all real property which is owned, in whole or in part, by Borrower .

5.             REPRESENTATIONS. Borrower and Subsidiary Guarantor each hereby severally represents and warrants to Administrative Agent and the Lenders that (a) to the best of such party’s knowledge, the execution and delivery of this Third Amendment does not contravene, result in a breach of or constitute a default under any deed of trust, loan agreement, indenture or other contract or agreement to which it is a party or by which it or any of the

THIRD AMENDMENT TO CREDIT AGREEMENT

properties of it may be bound; (b) this Third Amendment constitutes the legal, valid and binding obligation of such party enforceable in accordance with its terms, subject to the limitations of equitable principles and bankruptcy, insolvency, debtor relief or other similar laws affecting generally the enforcement of creditors’ rights; (c) the execution and delivery of, and performance under this Third Amendment are within such party’s power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action and are not in contravention of law or the provisions of any organizational documents governing such party or of any indenture, agreement or undertaking to which Borrower or Subsidiary Guarantor, as applicable, is a party or by which it is bound; and (d) to the knowledge of such party, there exists no uncured default under any Loan Document.

6.             RATIFICATION.  The parties to this Third Amendment agree that the terms and provisions of this Third Amendment shall modify and supersede all inconsistent terms and provisions of the Credit Agreement and, except as expressly modified and superseded by this Third Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.  The liens, security interests, collateral assignments and financing statements in respect of the Loan are hereby ratified and confirmed as valid, subsisting and continuing to secure the Loan Documents.  Nothing herein shall in any manner diminish, impair or extinguish the Note or any of the Obligations. Borrower and Subsidiary Guarantor hereby ratify and acknowledge that the Loan Documents are valid, subsisting and enforceable and agree and warrant that there are no offsets, claims or defenses with respect to any of the Obligations.

7.             CONSENT AND RATIFICATION. Subsidiary Guarantor hereby unconditionally and irrevocably acknowledges and agrees that the Guaranty and Subsidiary Guarantor’s obligations, covenants, agreements and duties thereunder remain in full force and effect, notwithstanding the modification of the Credit Agreement effected hereby.  Subsidiary Guarantor hereby unconditionally and irrevocably ratifies, reaffirms and confirms the Guaranty and its obligations thereunder.

8.             RELEASE OF USURY CLAIMS. Borrower and Subsidiary Guarantor each hereby releases Administrative Agent and the Lenders and their successors and assigns, from all claims, demands, liabilities, rights of offsets, defenses and causes of action which Borrower and/or Subsidiary Guarantor may be entitled to assert (although no such claims are known to exist) against Administrative Agent and the Lenders in respect of the Note, the Credit Agreement and the other Loan Documents for any reason whatsoever, including without limitation, by reason of Lenders’ contracting, charging or receiving for the use, forbearance or detention of money, interest on the loan evidenced by the Note prior to the execution of this Third Amendment in excess of that permitted to be charged to Borrower or Subsidiary Guarantor under applicable law.

9.             COUNTERPARTS.  This Third Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

THIRD AMENDMENT TO CREDIT AGREEMENT

10.           BINDING EFFECT.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their representatives, successors and assigns.

11.           APPLICABLE LAW.  This Third Amendment shall be construed in accordance with the laws of the State of Texas and the laws of the United States applicable to transactions in the State of Texas.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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BORROWER:

BEHRINGER HARVARD SHORT-TERM
OPPORTUNITY FUND I LP, a Texas limited partnership

By:	Behringer Harvard Advisors II LP, a Texas
limited partnership, its general partner

	By:	Harvard Property Trust, LLC, a Delaware limited liability company, its general partner

By:
		Name:	Gerald J. Reihsen, III
		Title:	Executive Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me this          day of November, 2008, by Gerald J. Reihsen, III, Executive Vice President of Harvard Property Trust, LLC, a Delaware limited liability company, general partner of Behringer Harvard Advisors II LP, a Texas limited partnership, general partner of Behringer Harvard Short-Term Opportunity Fund I, LP, a Texas limited partnership, on behalf of said partnerships and company.

WITNESS my hand and official seal.

(SEAL)
Notary Public, State of Texas

Notary’s Printed Name:

Notary’s Commission Expires:

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ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., a national banking association, as Administrative Agent

By:
Name:	Jamison L. Fox
Title:	Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was severally acknowledged before me this            day of November, 2008, by Jamison L. Fox, Vice President of Bank of America, N.A., a national banking association, on behalf of said association.

WITNESS my hand and official seal.

(SEAL)
Notary Public, State of Texas

Notary’s Printed Name

Notary’s Commission Expires:

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SUBSIDIARY GUARANTOR:

BEHRINGER HARVARD 250/290 CARPENTER LP, a Texas limited partnership

By:	Behringer Harvard 250/290 Carpenter GP, LLC, a Texas limited liability company, its general partner

By:
	Name:	Gerald J. Reihsen, III
	Title:	Secretary

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

The foregoing instrument was acknowledged before me this              day of November, 2008, Gerald J. Reihsen, III, Secretary of Behringer Harvard 250/290 Carpenter GP, LLC, a Texas limited liability company, general partner of Behringer Harvard 250/290 Carpenter LP, a Texas limited partnership, on behalf such partnership and company.

Witness my hand and official seal.

Notary Public, State of Texas

My commission expires:

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